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                                                                     Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT

                                  JUNE 29, 2006

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                         REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS
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
ARTICLE 1
DEFINED TERMS

ARTICLE 2
REGISTRATION RIGHTS

   2.1      Piggyback Registration............................................   8
   2.2      Underwritten Offerings............................................   9
   2.3      Postponements.....................................................  10

ARTICLE 3
REGISTRATION PROCEDURES

   3.1      Obligations of the MLP............................................  10
   3.2      Seller Information................................................  15
   3.3      Notice to Discontinue.............................................  15

ARTICLE 4
REGISTRATION EXPENSES

ARTICLE 5
FREE WRITING PROSPECTUS

ARTICLE 6
INDEMNIFICATION

   6.1      Indemnification by the MLP........................................  16
   6.2      Indemnification by Holders........................................  17
   6.3      Conduct of Indemnification Proceedings............................  17
   6.4      Contribution......................................................  18
   6.5      Other Indemnification.............................................  19
   6.6      Indemnification Payments..........................................  19

ARTICLE 7
COMPLIANCE WITH RULE 144

ARTICLE 8
MISCELLANEOUS

   8.1      Notices...........................................................  19
   8.2      Assignment of Rights..............................................  20
   8.3      Limitation of Rights..............................................  20
   8.4      Recapitalization, Exchanges, etc. Affecting the Units.............  20
   8.5      Specific Performance..............................................  21
   8.6      Counterparts......................................................  21
   8.7      Headings..........................................................  21
   8.8      Governing Law.....................................................  21
   8.9      Severability of Provisions........................................  21
   8.10     Entire Agreement..................................................  21
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
   8.11     Amendment.........................................................  21
   8.12     No Presumption....................................................  21

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                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into on the 29th day of June, 2006 (the "Effective Date"), by and among Henry Holding LP, a [Texas] limited partnership ("Henry"), Legacy Reserves LP, a Delaware limited partnership (the "MLP"), and Legacy Reserves GP, LLC, a Delaware limited liability company (the "General Partner"), for itself and on behalf of the MLP in its capacity as general partner. The above-named entities are sometimes referred to in this Agreement each as a "Party" and collectively as the "Parties." Terms that are capitalized but not defined shall have the meanings assigned to such terms in Article 1 hereof.

                                    RECITALS

            WHEREAS, on March 15, 2006, the MLP completed a private placement (the "Private Placement") of units representing limited partner interests in the MLP ("Units") to the purchasers (the "Investors") identified in the purchase/placement agreement dated March 6, 2006 between the MLP and Friedman, Billings, Ramsey & Co., Inc. ("FBR") (the "Placement Agreement"); and

            WHEREAS, pursuant to the Placement Agreement and as an inducement to the Investors to purchase the Units in the Private Placement, the MLP and the General Partner entered into a Registration Rights Agreement with the Investors (the "Investors Registration Rights Agreement") providing registration rights to the Investors as more particularly provided therein; and

            WHEREAS, the MLP and the General Partner entered into a registration rights agreement dated March 15, 2006 ( the "Founders Registration Rights Agreement") with the other parties thereto (the ""Founders") providing registration rights to the Founders as more particularly provided therein; and

            WHEREAS, pursuant to the Investors Registration Rights Agreement on May 12, 2006 the MLP filed with the Commission two registration statements on Form S-1, one each for the Investors and FBR (the "FBR Registration Statement"); and

            WHEREAS, Legacy Reserves Operating LP, a Delaware limited partnership and subsidiary of the MLP ("Operating") and Henry have entered into a purchase and sale agreement (the "Purchase Agreement") dated June 13, 2006; and

            WHEREAS, the Purchase Agreement contemplates that Units will be issued to Henry ("Purchase Price Units") as partial consideration for the Purchase Price (as such term is defined in the Purchase Agreement) and that the parties hereto will execute this Agreement to more fully set forth the registration rights of Henry.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

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                                   ARTICLE 1

DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings set forth below:

      "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act. The term "Affiliates" has a correlative meaning.

      "Agent" is defined in Section 6.1.

      "Agreement" is defined in the introductory paragraph of this Agreement.

      "Blackout Notice" is defined in Section 2.3.

      "Blackout Period" is defined in Section 2.3.

      "Board" means the board of directors of the General Partner.

      "Business Day" means with respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

      "Claims" is defined in Section 6.1.

      "Commission" means the Securities and Exchange Commission.

      "Effective Date" is defined in the introductory paragraph of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "FBR Registration Statement" is defined in the Recitals to this Agreement.

      "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the Securities Act.

      "Founders" is defined in the Recitals to this Agreement.

      "Founders Registration Rights Agreement" is defined in the Recitals to this Agreement.

      "General Partner" is defined in the introductory paragraph of this Agreement.

      "Henry" is defined in the introductory paragraph of this Agreement.

      "Holders" means each of (i) Henry for so long as it owns any Registrable Securities and (ii) Henry's Permitted Transferees and (iii) their respective heirs, successors and permitted assigns who acquire or are otherwise the transferee of the Registrable Securities, directly or indirectly from Henry (or any subsequent Holder), for so long as such Permitted Transferee, heir, successor and permitted assign owns any Registrable Securities.

      "Initial Public Offering" means the closing of an initial offering and sale of Units to the public by the MLP or any selling unitholders pursuant to a Registration Statement generating

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aggregate gross proceeds to the MLP and such selling unitholders of not less than $20 million and following which the Units are listed or admitted to trading on a National Securities Exchange.

      "Inspector" and "Inspectors" are defined in Section 3.1(g).

      "Investors" is defined in the Recitals to this Agreement.

      "Investors Registration Rights Agreement" is defined in the Recitals to this Agreement.

      "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

      "Majority Holders of the Registration" means with respect to a particular registration, one or more holders of securities who would hold a majority of the securities to be included in such registration.

      "Market Price" means the price of the Units sold in the Private Placement.

      "Market Value" of any Units means the amount determined by multiplying the number of Units for which such determination is being made by the Market Price.

      "MLP" is defined in the introductory paragraph of this Agreement.

      "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq National Market or any successor thereto.

      "Operating" is defined in the Recitals to this Agreement.

      "Partnership Group" means the MLP, the General Partner, Operating, and Legacy Operating GP, LLC, a Delaware limited liability company.

      "Party" and "Parties" are defined in the introductory paragraph of this Agreement.

      "Permitted Free Writing Prospectus" is defined in Article 5.

      "Permitted Transferees" is defined in Section 8.2.

      "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      "Piggyback Registration" is defined in Section 2.1.1.

      "Piggyback Registration Statement" means a Registration Statement of the MLP which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 2.1.

      "Placement Agreement" is defined in the Recitals to this Agreement.

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      "Private Placement" is defined in the Recitals to this Agreement.

      "Prospectus" means the prospectus included in the Registration Statement at each such time as the Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereof, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      "Purchase Agreement" is defined in the Recitals to this Agreement.

      "Purchase Price" is defined in the Purchase Agreement.

      "Purchase Price Units" is defined in the Recitals to this Agreement.

      "Registration Expenses" is defined in Article 4 of this Agreement.

      "Registrable Securities" means (i) the Purchase Price Units beneficially owned by Henry, (ii) the Purchase Price Units beneficially owned by the Permitted Transferees and (iii) any other securities of the MLP (or successor or assign of the MLP, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, any Purchase Price Units referenced in clauses (i) and (ii) whether by reason of any dividend or split, combination of securities, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities are sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such securities have been otherwise transferred and subsequent public distribution of them shall not require registration under the Securities Act or
(D) such securities shall cease to be outstanding.

      "Registration Statement" means a registration statement of the MLP concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments thereof and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated therein.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Transfer" means any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

      "Underwritten Offering" means a sale of Units to an underwriter or underwriters for reoffering to the public.

      "Units" is defined in the Recitals of this Agreement.

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                                   ARTICLE 2
                               REGISTRATION RIGHTS

      2.1 PIGGYBACK REGISTRATION.

      2.1.1 Right to Include Registrable Securities. If the MLP, at any time or from time to time proposes to register the offering and sale of any of its securities under the Securities Act (A) on Form S-3 (or any successor to such form) or (B) on Form S-1 (or any successor to such form) in order to effectuate an Initial Public Offering and files (i) such a registration statement or (ii) proposes to do a take down off of an effective shelf registration statement, other than the FBR Registration Statement, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the MLP shall deliver prompt written notice (which notice shall be given at least 45 days prior to the filing of such registration statement or ten (10) days prior to the filing of any preliminary prospectus supplement pursuant to Rule 424(b), or the prospectus supplement pursuant to Rule 424(b) (if no preliminary prospectus supplement is used)) to all Holders of Registrable Securities of its intention to undertake such registration or offering, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders' right to participate in such registration under this Section 2.1 as hereinafter provided. Subject to the other provisions of this Section 2.1, upon the written request of any Holder made within 20 days with respect to the filing of a registration statement, and within seven (7) days with respect to the filing of any preliminary prospectus supplement pursuant to Rule 424(b), or the prospectus supplement pursuant to Rule 424(b) (if no preliminary prospectus supplement is used), after the receipt of such written notice (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof), the MLP shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (a "Piggyback Registration"), to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities which the MLP proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Registrable Securities for the period provided in
Section 3.1(b). If a Piggyback Registration involves an Underwritten Offering, immediately upon notification to the MLP from the underwriter of the price at which such securities are to be sold, the MLP shall so advise each participating Holder. The Holders requesting inclusion in a Piggyback Registration may, at any time up to and including the time of pricing of the Piggyback Registration Statement (and for any reason), revoke such request by delivering written notice to the MLP revoking such requested inclusion.

      If at any time after giving written notice of its intention to register any securities and up to and including the time of effectiveness or, if applicable, pricing of the Piggyback Registration Statement filed in connection with such registration, the MLP shall determine for any reason not to register or to delay registration of such securities, the MLP may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the MLP shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith) subject, however, to the provisions of Section 2.3 and (ii) in the case of a determination to delay such registration, the MLP shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if

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such delay shall extend beyond 120 days from the date the MLP received a request to include Registrable Securities in such Piggyback Registration, then the MLP shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph. There is no limitation on the number of such Piggyback Registrations pursuant to this
Section 2.1 which the MLP is obligated to effect.

      2.1.2 Priority in Incidental Registration. If a Piggyback Registration involves an Underwritten Offering, and the sole or the lead managing underwriter, as the case may be, of such Underwritten Offering shall advise the MLP in writing on or before the date ten (10) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered, the MLP shall include in such registration, to the extent of the number which the MLP is so advised may be included in such offering without such effect (subject to the Investors' pro rata allocation rights set forth in the Investors Registration Rights Agreement and the Founders' allocation rights set forth in the Founders Registration Rights Agreement) (i) first, the number of Registrable Securities requested to be included therein by the Holders allocated pro rata among such Holders and based, for each such selling Holder, on the percentage derived by dividing (A) the number of Registrable Securities proposed to be sold by such Holder, by (B) the aggregate number of Registrable Securities proposed to be sold by each such Holder in such Piggyback Registration, and (ii) second, only if all of the Registrable Securities in clause (i) have been included, any other securities requested to be included therein.

      2.1.3 Selection of Underwriters. If any Piggyback Registration involves an Underwritten Offering, the sole or managing underwriters and any additional investment bankers and managers to be used in connection with such registration shall be subject to the approval of the Majority Holders of the Registration.

      2.2 UNDERWRITTEN OFFERINGS.

      2.2.1 Holders of Registrable Securities to be Parties to Underwriting Agreement. The Holders of Registrable Securities to be distributed by underwriters in an Underwritten Offering contemplated by this Article 2 shall be parties to the underwriting agreement between the MLP and such underwriters and may, at such Holders' option, require that any or all of the representations and warranties by, and the other agreements on the part of, the MLP to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities; provided, however, that the MLP shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the MLP or the underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

      2.2.2 Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires,

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powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements.

      2.3 POSTPONEMENTS. The MLP shall be entitled to require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration during any Blackout Period (i) if the Board determines in good faith that effecting such a registration or continuing such disposition at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Partnership Group or a merger, reorganization, recapitalization or similar current transaction materially affecting the capital structure or equity ownership of the Partnership Group, or (ii) if the MLP is in possession of material information which the Board determines in good faith it is not in the best interests of the MLP to disclose in a Registration Statement at such time; provided, however, that the MLP may only require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a shelf registration only for a reasonable period of time not to exceed ninety (90) days (or such earlier time as such transaction is consummated or no longer proposed or the material information has been made public) (the "Blackout Period"). There shall not be more than one Blackout Period in any 12-month period. The MLP shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to discontinue sales of Registrable Securities covered by a shelf registration pursuant to this Section 2.3 and shall include a general statement of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the MLP promptly to notify the Holders as soon as sales of Registrable Securities covered by a shelf registration may resume. In making any such determination to initiate or terminate a Blackout Period, the MLP shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the MLP's sole responsibility. Each Holder shall treat all notices received from the MLP pursuant to this Section 2.3 constituting material inside information in the strictest confidence and shall not trade on or disseminate such information.

                                   ARTICLE 3
                             REGISTRATION PROCEDURES

      3.1 OBLIGATIONS OF THE MLP. Whenever the MLP is required to effect the registration of Registrable Securities under the Securities Act pursuant to
Article 2 of this Agreement, the MLP shall use its commercially reasonable best efforts to:

            (a) promptly prepare and file with the Commission, or designate an existing filing as, a Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the MLP shall use its commercially reasonable best efforts to cause such Registration Statement to become effective (provided, that the MLP may discontinue any registration of its securities that are not Registrable Securities, and, under the circumstances specified in Section 2.1.1, its securities that are Registrable Securities); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the MLP shall (i) provide Holders' counsel and any other Inspector with an adequate and appropriate opportunity to participate in the preparation of such Registration Statements and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the Commission, which documents shall be subject to the review and comment of Holders'

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      counsel, and (ii) not file any such Registration Statement or Prospectus
      (or amendment or supplement thereto or comparable statement) with the Commission to which Holder's counsel, any selling Holder or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that except with respect to any shelf registration, such period need not extend beyond nine months after the effective date of the Registration Statement; and provided, further, that with respect to any shelf registration, such period need not extend beyond the time when all Registrable Securities covered by such shelf registration may be sold pursuant to Rule 144(k) under the Securities Act, and which periods, in any event, shall terminate when all Registrable Securities covered by such Registration Statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

            (c) furnish, without charge, to each selling Holder of such Registrable Securities and each underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement and the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Issuer Free Writing Prospectuses, and each amendment and supplement to any of the foregoing (in each case including all exhibits), in conformity with the requirements of the Securities Act, and such other documents as such selling Holder and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the MLP hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto), each such Prospectus (or preliminary prospectus or supplement thereto) and any Issuer Free Writing Prospectus by each such selling Holder of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

            (d) prior to any public offering of Registrable Securities, to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any selling Holder of Registrable Securities covered by such Registration Statement or the sole or lead managing underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the MLP shall not be required to (i) qualify

                                     - 11 -
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      generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

            (e) to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities;

            (f) promptly notify Holders' counsel, each Holder of Registrable Securities covered by such Registration Statement and the sole or lead managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, Issuer Free Writing Prospectus, or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities or blue sky authority for amendments or supplements to the Registration Statement, the Prospectus or the Issuer Free Writing Prospectus related thereto or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the MLP of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the MLP becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement or any Issuer Free Writing Prospectus containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.2.1 cease to be true and correct in all material respects, and (vii) of the MLP's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 3.1(f), the MLP shall promptly prepare a supplement or post-effective amendment to such Registration Statement, related Prospectus or Issuer Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
      (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to each such Holder and each underwriter, if any, a reasonable number of copies of such Prospectus or Issuer Free Writing Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3.1(f), the

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      MLP shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

            (g) make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing underwriter participating in any disposition pursuant to such Registration Statement, Holders' counsel and any attorney, accountant or other agent retained by any such seller or any underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the MLP and any subsidiaries thereof as may be in existence at such time as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the MLP's and any subsidiaries' officers, directors and employees, and the independent public accountants of the MLP, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;

            (h) if requested by the Majority Holders of the Registration, obtain an opinion from the MLP's counsel and a "cold comfort" letter from the MLP's independent public accountants who have certified the MLP's financial statements included or incorporated by reference in such Registration Statement, in each case dated the effective date of such Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and underwriter (in the case of the opinion and the "cold comfort" letter);

            (i) provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;

            (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but not later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to underwriters in an Underwritten Offering and (ii) commencing with the first day of the MLP's calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

            (k) if so requested by the Majority Holders of the Registration, use its best efforts to cause all such Registrable Securities to be listed on each National Securities Exchange on which the MLP's securities are then listed or proposed to be listed;

            (l) keep each selling Holder of Registrable Securities advised in writing as to the initiation and progress of any registration under
      Article 2 hereunder;

            (m) enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and other customary closing documents;

            (n) cooperate with each selling Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the MLP's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering;

            (o) furnish to each Holder participating in the offering and the sole or lead managing underwriter, if any, without charge, a least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);

            (p) cooperate with the selling Holders of Registrable Securities and the sole or lead managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three (3) business days prior to any sale of Registrable Securities;

            (q) if requested by the sole or lead managing underwriter or any selling Holder of Registrable Securities, immediately incorporate in a prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment such information concerning such Holder of Registrable Securities, the underwriters or the intended method of distribution as the sole or lead managing underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the MLP, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing underwriter of such Registrable Securities; and

            (r) use its best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

      3.2 SELLER INFORMATION.

      The MLP may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the MLP such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition as the MLP may from time to time reasonably request in writing; provided that such information shall be requested and used only in connection with such registration.

      If any Registration Statement or comparable statement under blue sky laws refers to any Holder by name or otherwise as the Holder of any securities of the MLP, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the MLP, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the MLP's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the MLP, and
(ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the MLP, as advised by counsel, required by the Securities Act or any similar federal statute or any state blue sky or securities law then in force, the deletion of the reference to such Holder.

      3.3 NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees that, upon receipt of any notice from the MLP of the happening of any event of the kind described in Section 3.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 3.1(f) and, if so directed by the MLP, such Holder shall deliver to the MLP (at the MLP's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the MLP shall give any such notice, the MLP shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 3.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 3.1(f).

                                   ARTICLE 4
                              REGISTRATION EXPENSES

      All reasonable expenses incident to the MLP's performance of or compliance with this Agreement, including, but not limited to, (i) all registration, filing and listing fees of the National Association of Securities Dealers, Inc.; (ii) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws; (iii) all word processing, duplicating, printing, messenger and delivery expenses; (iv) the reasonable fees and disbursements of counsel for the MLP and of its independent registered public accountants, including, without limitation, the expenses of any "comfort letters" required by or incident to such performance and compliance; (v) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to securities being sold by any Holder or that are otherwise not being sold or disposed of by the MLP), including, without limitation, reasonable fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions; and (vi) reasonable fees and expenses of other Persons retained or employed by the MLP (all such expenses being herein called "Registration Expenses"), shall be borne by the MLP. In addition, the MLP shall pay its internal expenses (including, but not limited to, all salaries and expenses of any officers and employees of the Partnership Group performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any insurance obtained by the MLP against liabilities arising out of the public offering of the Registrable Securities being registered and the expenses and fees for listing the securities to be registered on each securities exchange.

                                   ARTICLE 5
                             FREE WRITING PROSPECTUS

      Each Holder executing this Agreement represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the MLP and, in connection with any Underwritten Offering, the underwriters. Any such Free Writing Prospectus consented to by the MLP and the underwriters, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The MLP represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

                                   ARTICLE 6
                                 INDEMNIFICATION

      6.1 INDEMNIFICATION BY THE MLP. The MLP agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, shareholders, employees, Affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus (including any preliminary, final or summary prospectus), any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the MLP of the Securities Act or any rule or regulation thereunder applicable to the MLP and relating to action or inaction required of the MLP in connection with any such registration, or any qualification or compliance incident thereto; provided, however, that the MLP will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the MLP in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. The MLP shall also indemnify any underwriters of the Registrable Securities, their Agents and each Person who controls any such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 6.1 and shall survive the transfer of securities by such Holder or underwriter.

      6.2 INDEMNIFICATION BY HOLDERS. Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the MLP, the General Partner, the Board and their respective officers, each other Person who participates as an underwriter in the offering or sale of such securities and its Agents and each Person who controls the MLP or any such underwriter (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus), any Issuer Free Writing Prospectus and any amendment or supplement to the foregoing related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the MLP in an instrument duly executed by such Holder specifically stating that it was expressly for use therein and (ii) any Free Writing Prospectus used by such Holder without the prior written consent of the Holder; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 6.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or underwriter.

      6.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Article 6, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Article 6, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Article 6, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 6, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within ten (10) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to the effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

      6.4 CONTRIBUTION. If the indemnification provided for in Sections 6.1 or
6.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 6.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 6.4 to the contrary, no indemnifying party (other than the MLP) shall be required pursuant to this
Section 6.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      6.5 OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding Sections 6.1 and 6.2 (with appropriate modifications) shall be given by the MLP and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

      6.6 INDEMNIFICATION PAYMENTS. The indemnification and contribution required by this Article 6 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred.

                                   ARTICLE 7
                            COMPLIANCE WITH RULE 144

      With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the MLP agrees to use its commercially reasonable efforts to:

            (a) make and keep public information regarding the MLP available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times from and after the date hereof;

            (b) file with the Commission in a timely manner all reports and other documents required of the MLP under the Securities Act and the Exchange Act at all times from and after the date hereof; and

            (c) provide a written statement as to the MLP's compliance with clauses (a) and (b) above to Holders reasonably requesting such statement in connection with such Holders' sale of Registerable Securities to the public without registration.

                                   ARTICLE 8
                                  MISCELLANEOUS

      8.1 NOTICES. All notices and other communications provided for or permitted hereunder shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by facsimile, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows:

            (i)   if to the MLP, to:

                  Legacy Reserves LP
                  303 W. Wall, Suite 1600
                  Midland, Texas  79701
                  Attention:  Chief Executive Officer
                  Fax Number:  (432) 686-8318

                  With a copy to:

                  Andrews Kurth LLP
                  600 Travis Street, Suite 4200
                  Houston, Texas  77002
                  Attention:  Gislar Donnenberg
                  Fax Number:  (713) 238-7167

            (ii) If to Henry, to the address of Henry set forth in the records of the MLP.

            (iii) If to any subsequent Holder, to the address of such Person set forth in the records of the MLP.

      All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy or facsimile, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next Business Day and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

      8.2 ASSIGNMENT OF RIGHTS. Henry may transfer and assign all or a portion of its rights hereunder to any of its partners, members, shareholders or other Affiliates to which Henry transfers its ownership of all or any of its Registrable Securities and any such partner, member, shareholder or other Affiliate may further transfer and assign all or a portion of its rights hereunder to any of its partners, members, shareholders or other Affiliates to whom it transfers its ownership of all or any of its Registrable Securities (collectively, the "Permitted Transferees"); provided, that no such assignment shall be binding upon or obligate the MLP to any such Permitted Transferee unless and until the MLP shall have received notice of such assignment and a written agreement of such Permitted Transferee to be bound by the provisions of this Agreement. Except as provided above, no Holder may transfer and assign all or any portion of its rights hereunder to any Person without the prior written consent of the MLP that shall not be unreasonably withheld. In no event shall the MLP be required to file a post-effective amendment to a registration statement for the benefit of such transferee(s) or assignee(s) unless the MLP agrees to do so and such Permitted Transferee or other successor agrees in writing that it will pay all of the additional Registration Expenses incurred by the MLP in connection with filing a post-effective amendment to a registration statement or a new registration statement for the benefit of such transferee(s) or assignee(s).

      8.3 LIMITATION OF RIGHTS. This Agreement shall not be construed to vest any rights under this Agreement to any individual or entity other than the Holders and their Permitted Transferees.

      8.4 RECAPITALIZATION, EXCHANGES, ETC. AFFECTING THE UNITS. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Units of the

MLP or any successor or assign of the MLP (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

      8.5 SPECIFIC PERFORMANCE. Damages in the event of breach of this Agreement by a Party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to seek an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the Parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

      8.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      8.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      8.8 GOVERNING LAW. The laws of the State of Texas shall govern this Agreement without regard to principles of conflict of laws.

      8.9 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

      8.10 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

      8.11 AMENDMENT. This Agreement may be amended only by means of a written amendment signed by all Parties to this Agreement.

      8.12 NO PRESUMPTION. In the event any claim is made by a Party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above set forth.

                  HENRY HOLDING LP

                  By: Henry & Johnson Investment LLC
                      its general partner

                  By: /s/ Dennis R. Johnson
                      __________________________________________________
                      Dennis R. Johnson, President

                  LEGACY RESERVES GP, LLC

                  By: /s/ Steven H. Pruett
                      ___________________________________________________
                      Steven H. Pruett, President,
                      Chief Financial Officer and Secretary

                  LEGACY RESERVES LP

                  By:  Legacy Reserves GP, LLC, its general partner

                  By: /s/ Steven H. Pruett
                      _________________________________________________
                      Steven H. Pruett, President,
                      Chief Financial Officer and Secretary